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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (or Date of Earliest Event Reported): June 26, 1998



                          SWIFT ENERGY MANAGED PENSION
                         ASSETS PARTNERSHIP 1990-D, LTD.
             (Exact name of Registrant as specified in its charter)


        TEXAS                    33-15998-11               76-0320253

(State of incorporation    (Commission File Number)       (IRS Employer
    or organization)                                    Identification No.)


                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                    (Address of principal executive offices)



                                 (281) 874-2700
                         (Registrant's telephone number)


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ITEM 2.  Disposition of Assets
         ---------------------

     Substantially all of the assets of Swift Energy Mangaged Pension Assets Partnership 1990-D, Ltd. (the "Partnership"), consisting of non-operating interest in real property and in oil and gas reserves located therein, ("Property Interests") were sold at auction as of March 1, 1998. The bulk of the Partnership's Property Interests included partial interest in three fields in Schleicher County, Texas in the Permian Basis of West Texas and one field in Wheeler County, Texas. Collectively, these four fields accounted for approximately 58% of the total proceeds received from the sale of the Partnership's Property Interests. The total proceeds to the Partnership, net of selling expenses, were $472,312. The limited partners' share was $425,081. An initial distribution of proceeds was made to the limited partners on April 15, 1998, representing all the assets of the Partnership except for insubstantial amounts held back for contingency purposes. A small final distribution is anticipated to be made on or about June 30, 1998, at which time the Partnership will dissolve pursuant to the Texas Revised Limited Partnership Act.



                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized person.

Dated: June 26, 1998


                        SWIFT ENERGY MANAGED PENSION ASSETS
                        PARTNERSHIP 1990-D, LTD.


                        By:  Swift Energy Company, as Managing General Partner



                              By:  ----------------------------------------
                                   Alton D. Heckaman, Jr.
                                   Vice President and Controller


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